Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402 April 30, 2025 Sezzle to Hold an Annual Shareholder Meeting, Report 1Q25 Results, and Attend Investor Conferences Sezzle Inc. (NASDAQ:SEZL) (Sezzle or Company) // Purpose-driven digital payment platform, Sezzle, has scheduled its 2025 Annual Meeting of Stockholders for June 10, 2025, at 5:00 pm ET. The meeting will be conducted exclusively online via live webcast. Additional details regarding the Annual Meeting will be provided in Sezzle’s definitive proxy statement. Quarterly Earnings Release Sezzle will release its first quarter 2025 results after the market close on May 7, 2025, and will host a conference call and webcast to discuss the results at 5:00 pm ET that same day. Participants can register for the conference call or webcast by navigating to: https://dpregister.com/sreg/10198853/feef6e099b. Upcoming Investor Conferences In conjunction with the earnings call, the Company will release its presentation on the Sezzle Investor Relations website prior to the call. Please navigate to the Sezzle Investor Relations website to access the presentation that management will review during the call. Following the release of its first quarter 2025 results, the Company will participate in the following investor conferences: • May 12, 2025: 20th Annual Needham Technology, Media, & Consumer 1×1 Conference. • May 13, 2025: 53rd Annual J.P. Morgan Global Technology, Media and Communications Conference. • May 21-22, 2025: B. Riley Securities 25th Annual Investor Conference. • June 25, 2025: 2025 Northland Growth Conference. The Company’s latest Investor Presentation will be made available on its Investor Relations page ahead of the conferences.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402 Contact Information Lee Brading, CFA Investor Relations +651 240 6001 investorrelations@sezzle.com Erin Foran Media Enquiries +651 403 2184 erin.foran@sezzle.com About Sezzle Inc. Sezzle is a forward-thinking fintech company committed to financially empowering the next generation. Through its purpose-driven payment platform, Sezzle enhances consumers' purchasing power by offering access to point-of-sale financing options and digital payment services—connecting millions of customers with its global network of merchants. Centered on transparency, inclusivity, and ease of use, Sezzle empowers consumers to manage spending responsibly, take charge of their finances, and achieve lasting financial independence. For more information visit sezzle.com.